UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2018

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	98-1340767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 599-9-4658525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

On July 17, 2018, Orthofix International N.V. (the “Company”) held its 2018 Annual General Meeting of Shareholders (the “Annual General Meeting”). The total number of common shares eligible to vote as of the record date, May 24, 2018, was 18,862,904 and, pursuant to the Company’s Articles of Association, 9,431,452 shares were required to be present or represented at the Annual General Meeting to constitute a quorum. The total number of common shares present or represented at the Annual General Meeting was 16,681,375, and a quorum therefore existed.

At the Annual General Meeting:

1.

Adoption of the Domestication Resolution. The proposal to adopt a shareholders’ resolution to change the jurisdiction of organization of the Company from Curaçao to the State of Delaware, subject to the conditions set forth in such resolution, was adopted by a vote of (i) 14,650,999 in favor, (ii) 775,651 against, (iii) 2,296 abstaining, and (iv) 1,252,429 broker non-votes.

2.

Election of Board of Directors. The following persons were elected by a plurality of the votes cast at the Annual General Meeting as directors of the Company for a one year term expiring at the 2019 Annual General Meeting of Shareholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
Luke Faulstick	15,153,144	275,802	1,252,429
James F. Hinrichs	15,185,328	243,618	1,252,429
Alexis V. Lukianov	15,375,675	53,271	1,252,429
Lilly Marks	15,406,469	22,477	1,252,429
Bradley R. Mason	15,406,454	22,492	1,252,429
Ronald A. Matricaria	15,207,159	221,787	1,252,429
Michael E. Paolucci	15,400,996	27,950	1,252,429
Maria Sainz	15,406,245	22,701	1,252,429
John Sicard	15,410,621	18,325	1,252,429

3.

Approval of Financial Statements for the Fiscal Year Ended December 31, 2017. The Company’s consolidated balance sheet and consolidated statement of operations at and for the fiscal year ended December 31, 2017 were approved by a vote of (i) 15,374,388 in favor, (ii) 920 against, (iii) 53,638 abstaining, and (iv) 1,252,429 broker non-votes.

4.

Advisory and Non-Binding Resolution to Approve Executive Compensation. The advisory and non‑binding resolution to approve executive compensation was approved by a vote of (i) 15,141,518 in favor, (ii) 282,685 against, (iii) 4,743 abstaining, and (iv) 1,252,429 broker non-votes.

5.

Approval of the Amended and Restated 2012 Long-Term Incentive Plan. The amendment and restatement of the Company’s 2012 Long-Term Incentive Plan to, among other things, increase the number of authorized shares, was approved by a vote of (i) 13,550,770 in favor, (ii) 1,871,657 against, (iii) 6,519 abstaining, and (iv) 1,252,429 broker non-votes.

6.

Approval of Amendment No. 1 to the Stock Purchase Plan. Amendment No. 1 to the Company’s Second Amended and Restated Stock Purchase Plan (the “SPP”) to, among other things, increase the number of shares subject to awards under the SPP, was approved by a vote of (i) 15,294,229 in favor, (ii) 129,703 against, (iii) 5,014 abstaining, and (iv) 1,252,429 broker non-votes.

7.

Ratification of the Selection of Ernst & Young LLP. The selection of Ernst & Young LLP to act as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2018 was ratified by a vote of (i) 16,128,621 in favor, (ii) 544,340 against, and (iii) 8,414 abstaining.

Item 8.01  Other Events.

As described in Item 5.07 of this Form 8-K, at the Annual General Meeting, the Company’s shareholders adopted a resolution to allow the Company to change the jurisdiction of organization of the Company from Curaçao to the State of Delaware (the “Domestication”). In connection with the planned upcoming Domestication, the Company’s name will be changed to Orthofix Medical Inc., and the Company’s common stock will continue to be traded on the Nasdaq Global Select Market under the symbol “OFIX.”  The number of shares of common stock that each Company shareholder will own in Orthofix Medical Inc. on the effective date of the Domestication will be the same as the number of common shares such shareholder held in Orthofix International N.V.

immediately prior to the effectuation of the Domestication. The Company currently expects that the Domestication will be effective as of the opening of trading on or about August 1, 2018.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated 2012 Long-Term Incentive Plan

10.2	Amendment No. 1 to Second Amended and Restated Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.
By:	/s/ Kimberley A. Elting
Kimberley A. Elting Chief Legal and Administrative Officer

Date: July 17, 2018